Exhibit 99.1

News Release

Media Contact:Jared MaxwellInvestor Contact:Scott Gleason

(801) 505-5027(801) 584-1143

jmaxwell@myriad.comsgleason@myriad.com

Myriad Genetics Reports Fiscal Fourth-Quarter 2020 Financial Results

•	Test Volumes Improved Meaningfully By the End of the Fourth Quarter Following Substantial Declines in March and April Due to the Initiation of Social Distancing Policies
•	Total Fourth-Quarter Revenues of $93.2 Million
•	Fourth-Quarter Diluted EPS of ($0.74) and Adjusted EPS of ($0.31)

SALT LAKE CITY, August 13, 2020 – Myriad Genetics, Inc. (NASDAQ: MYGN, “Myriad” or the “Company”), a global leader in molecular diagnostics and precision medicine, today announced financial results for its fiscal fourth-quarter 2020 and provided an update on recent business activity.

"Following the substantial decline in test volumes at the end of Q3 and beginning of Q4 due to COVID-19 social distancing policies we saw a significant recovery in test volume trends throughout the quarter, with volumes in late June increasing to approximately 75% of the pre-pandemic level,” said R. Bryan Riggsbee, interim president and CEO and CFO, Myriad Genetics.  “As we look forward to fiscal year 2021, we are prepared to manage the business within whatever constraints that the COVID-19 pandemic imposes, and as such we will be investing in new capabilities such as telemedicine and direct-to-patient sample collection initiatives that will support the increase in test volumes above the Q4 levels towards pre-pandemic levels as quickly as possible. While we cannot predict the course of the pandemic or its full effect on our business, we plan execute on several key business during fiscal year 2021 which should allow us to exit the year with growing momentum.”

4Q20 Financial Highlights:

o

While test volumes were detrimentally impacted by the global pandemic, the company saw a significant recovery in overall test volume in the quarter. Averaged across our tests, volumes ended the quarter at approximately 75 percent of their pre-pandemic level.

o	Generated revenue of $93.2 million in the fiscal fourth-quarter 2020 and reduced total non-GAAP expenses by approximately $41 million from the prior quarter.
o	Total cash and cash equivalents and marketable securities increased sequentially in the fiscal fourth quarter to $254.8 million.

Recent Business Highlights:

o

Received a final local coverage determination (LCD) for pharmacogenomic (PGx) testing by Palmetto GBA and CGS Administrators, LLC, two of the administrative contractors for the Centers for Medicare & Medicaid Services. The new LCD expands coverage for patients to all healthcare providers licensed and qualified to diagnose the condition and prescribe relevant medications (either independently or in an arrangement).

o

Published a new study for riskScore® in the Journal of the American Medical Association Network Open demonstrating the ability of Myriad’s polygenic risk score to modify breast cancer risk stratification in women diagnosed with pathogenic mutations in common breast cancer genes.

o

Announced a new collaboration with OptraHEALTH® to implement a cognitive ChatBOT named Gene™ which provides genetic and financial assistance information to prospective patients with the ability to answer over 500,000 health related questions.

o

Launched our proprietary AMPLIFY technology which increases maternal fetal fraction an average of 2.3 times and further increases the already market-leading accuracy of our Prequel® non-invasive prenatal screening test.

o

Published a new study in Genetics in Medicine comprising over 93,000 patients which showed the challenges associated with ethnicity-based guidelines for carrier screening used by both the American College of Medical Genetics and the American College of Gynecology. In the study, following ethnicity-based guidelines from ACOG and ACMG would have resulted in 77 percent of carriers of severe genetic disease being missed.

o

Launched a new radiographic progression (RP) enhancement tool for the Vectra® test report that is personalized based on the age, gender and adiposity of the patient.  The new test report will provide individual risk of a patient’s risk of RP within one year.

o	Received favorable coverage decisions for Prolaris® from four new commercial health plans including one of the top five national providers of health insurance. In aggregate the new health plans represent 26 million covered lives.
o

Received U.S. Food and Drug Administration (FDA) approval for the myChoice CDx® test for use as a companion diagnostic by healthcare professionals to identify advanced ovarian cancer patients with positive homologous recombination deficiency status, who are eligible or may become eligible, for first-line maintenance treatment with Lynparza (olaparib) in combination with bevacizumab.

Financial Guidance

Given the continued unpredictability pertaining to the COVID-19 pandemic and the impact it has had on both customer behavior and our ability to market our tests to physician customers, the company continues to see a wide range of possible financial outcomes for fiscal year 2021. As a result, the company has decided to not provide fiscal year 2021 financial guidance.

Conference Call and Webcast

A conference call will be held today, Thursday, August 13, 2020, at 4:30 p.m. EDT to discuss Myriad’s financial results for the fiscal fourth quarter and business developments.  The dial-in number for domestic callers is 1-800-381-7839.  International callers may dial 1-212-239-2905.  All callers will be asked to reference reservation number 21966478.  An archived replay of the call will be available for seven days by dialing (800) 633-8284 and entering the reservation number above.  The conference call along with a slide presentation will be available through a live webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics, Inc. is a leading personalized medicine company dedicated to being a trusted advisor transforming patient lives worldwide with pioneering molecular diagnostics.  Myriad discovers and commercializes molecular diagnostic tests that determine the risk of developing disease, accurately diagnose disease, assess the risk of disease progression, and guide treatment decisions across six major medical specialties where molecular diagnostics can significantly improve patient care and lower healthcare costs.  Myriad is focused on three strategic imperatives:  transitioning and expanding its hereditary cancer testing markets, diversifying its product portfolio through the introduction of new products and increasing the revenue contribution from international markets.  For more information on how Myriad is making a difference, please visit the Company's website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, myPath, myRisk, Myriad myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice CDx, Vectra, Prequel, ForeSight, GeneSight and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G.

Revenue by Product:
	Fiscal Fourth Quarter			Fiscal Year
($ in millions)	2020	2019	% Change	2020	2019	% Change
Molecular diagnostic testing revenue
Hereditary Cancer	$39.9	$119.0	(66%)	$347.4	$479.7	(28%)
GeneSight®	8.5	29.8	(71%)	74.1	112.6	(34%)
Prenatal	16.6	25.0	(34%)	76.7	104.9	(27%)
Vectra®	7.2	12.2	(41%)	39.1	48.3	(19%)
Prolaris®	4.5	6.3	(29%)	24.7	25.5	(3%)
EndoPredict®	2.2	3.0	(27%)	10.5	10.4	1%
Other testing revenue	4.4	1.6	175%	14.4	8.0	80%
Total molecular diagnostic testing revenue	83.3	196.9	(58%)	586.9	789.4	(26%)
Pharmaceutical and clinical service revenue	9.9	18.5	(46%)	51.7	61.7	(16%)
Total Revenue	$93.2	$215.4	(57%)	$638.6	$851.1	(25%)

MYRIAD GENETICS, INC. AND SUBSIDIARIES
Consolidated Income Statements (Unaudited)
(in millions, except per share amounts)
	Three months ended		Twelve months ended
	June 30,		June 30,
	2020	2019	2020	2019
Molecular diagnostic testing	$83.3	$196.9	$586.9	$789.4
Pharmaceutical and clinical services	9.9	18.5	51.7	61.7
Total revenue	93.2	215.4	638.6	851.1
Costs and expenses:
Cost of molecular diagnostic testing	32.2	41.6	157.5	168.2
Cost of pharmaceutical and clinical services	4.5	9.0	28.6	32.8
Research and development expense	17.4	20.9	77.2	85.9
Change in the fair value of contingent consideration	—	(0.3)	(2.8)	1.1
Selling, general, and administrative expense	107.4	149.8	510.1	555.5
Goodwill and intangible asset impairment charges	—	—	99.7	—
Total costs and expenses	161.5	221.0	870.3	843.5
Operating income (loss)	(68.3)	(5.6)	(231.7)	7.6
Other income (expense):
Interest income	0.5	0.9	3.0	3.2
Interest expense	(3.1)	(3.2)	(10.8)	(12.0)
Other	12.4	0.2	16.2	1.2
Total other income (expense):	9.8	(2.1)	8.4	(7.6)
Income (loss) before income tax	(58.5)	(7.7)	(223.3)	0.0
Income tax benefit	(3.0)	(3.4)	(23.7)	(4.4)
Net income (loss)	$(55.5)	$(4.3)	$(199.6)	$4.4
Net loss attributable to non-controlling interest	(0.1)	(0.1)	(0.1)	(0.2)
Net income (loss) attributable to Myriad Genetics, Inc. stockholders	$(55.4)	$(4.2)	$(199.5)	$4.6
Earnings (loss) per share:
Basic	$(0.74)	$(0.06)	$(2.69)	$0.06
Diluted	$(0.74)	$(0.06)	$(2.69)	$0.06
Weighted average shares outstanding:
Basic	74.6	73.4	74.3	73.5
Diluted	74.6	74.8	74.3	76.0

Consolidated Balance Sheets (Unaudited)
(in millions)
	June 30,	June 30,
ASSETS	2020	2019
Current assets:
Cash and cash equivalents	$163.7	$93.2
Marketable investment securities	54.1	43.7
Prepaid expenses	13.8	16.6
Inventory	29.1	31.4
Trade accounts receivable	68.1	133.9
Prepaid taxes	—	25.1
Other receivables	2.9	4.7
Total current assets	331.7	348.6
Property, plant and equipment, net	37.0	57.3
Operating lease right-of-use assets	66.0	—
Long-term marketable investment securities	37.0	54.9
Intangibles, net	605.3	684.7
Goodwill	327.6	417.2
Total assets	$1,404.6	$1,562.7
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$21.7	$33.3
Accrued liabilities	75.9	78.9
Current maturities of operating lease liabilities	13.5	—
Short-term contingent consideration	3.1	3.4
Deferred revenue	32.8	2.2
Total current liabilities	147.0	117.8
Unrecognized tax benefits	23.5	21.7
Noncurrent operating lease liabilities	56.9	—
Other long-term liabilities	4.3	7.8
Contingent consideration	3.7	10.4
Long-term debt	224.4	233.5
Long-term deferred taxes	26.6	82.6
Total liabilities	486.4	473.8
Commitments and contingencies
Stockholders’ equity:
Common stock, 74.7 and 73.5 shares outstanding at June 30, 2020 and June 30, 2019 respectively	0.7	0.7
Additional paid-in capital	1,096.6	1,068.0
Accumulated other comprehensive loss	(5.2)	(5.4)
Retained earnings (accumulated deficit)	(173.9)	25.6
Total Myriad Genetics, Inc. stockholders’ equity	918.2	1,088.9
Non-Controlling Interest	—	—
Total stockholders' equity	918.2	1,088.9
Total liabilities and stockholders’ equity	$1,404.6	$1,562.7

Consolidated Statement of Cash Flows (Unaudited)
(in millions)
	Twelve months ended
	June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) attributable to Myriad Genetics, Inc. stockholders	$(199.5)	$4.6
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	72.0	73.0
Non-cash interest expense	0.5	0.4
Gain on deconsolidation of subsidiary	(1.0)	—
Gain on disposition of assets	—	(0.9)
Share-based compensation expense	25.2	33.5
Deferred income taxes	(55.8)	18.6
Unrecognized tax benefits	1.7	(5.5)
Impairment of goodwill and intangible assets	99.7	0.0
Change in fair value of contingent consideration	2.8	(1.4)
Payment of contingent consideration	—	(1.5)
Changes in assets and liabilities:
Prepaid expenses	2.2	(3.2)
Trade accounts receivable	64.0	(18.2)
Other receivables	0.6	(0.7)
Inventory	1.6	8.0
Prepaid taxes	25.1	(25.1)
Accounts payable	(10.7)	1.1
Accrued liabilities	1.6	1.5
Deferred revenue	30.7	(0.5)
Net cash provided by operating activities	60.7	83.7
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(10.2)	(8.6)
Acquisitions, net of cash acquired	—	(278.5)
Proceeds from sale of subsidiary	21.3	—
Purchases of marketable investment securities	(60.8)	(78.5)
Proceeds from maturities and sales of marketable investment securities	69.0	79.2
Net cash provided by (used in) investing activities	19.3	(286.4)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from common stock issued under share-based compensation plans	3.5	8.7
Net proceeds from revolving credit facility	—	340.0
Repayment of revolving credit facility	(8.6)	(115.0)
Payment of contingent consideration recognized at acquisition	(3.9)	—
Fees associated with refinancing of revolving credit facility	(1.0)	(1.4)
Repurchase and retirement of common stock	—	(50.0)
Net cash provided by (used in) financing activities	(10.0)	182.3
Effect of foreign exchange rates on cash and cash equivalents	0.5	2.7
Net increase (decrease) in cash and cash equivalents	70.5	(17.7)
Cash and cash equivalents at beginning of the period	93.2	110.9
Cash and cash equivalents at end of the period	$163.7	$93.2

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to continuing to invest in new capabilities such as telemedicine and direct-to-patient sample collection initiatives; and the Company’s strategic imperatives under the caption “About Myriad Genetics.” These “forward-looking statements” are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described or implied in the forward-looking statements. These risks include, but are not limited to: the risk that sales and profit margins of the Company’s existing molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to the Company’s ability to successfully transition from its existing product portfolio to its new tests; risks related to changes in the governmental or private insurers’ reimbursement levels for the Company’s tests or the Company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests; risks related to increased competition and the development of new competing tests and services; the risk that the Company may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that the Company may not successfully develop new markets for its molecular diagnostic tests and pharmaceutical and clinical services, including the Company’s ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying the Company’s molecular diagnostic tests and pharmaceutical and clinical services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating the Company’s laboratory testing facilities; risks related to public concern over the Company’s genetic testing in general or the Company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the Company’s ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to the Company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses or acquires; risks related to the Company’s projections about the potential market opportunity for the Company’s products; the risk that the Company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the Company’s tests; the risk of patent-infringement claims or challenges to the validity of the Company’s patents; risks related to changes in intellectual property laws covering the Company’s molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decisions Mayo Collab. Servs. v. Prometheus

Labs., Inc., 566 U.S. 66 (2012), Ass’n for Molecular Pathology v. Myriad Genetics, Inc., 569 U.S. 576 (2013), and Alice Corp. v. CLS Bank Int’l, 573 U.S. 208 (2014); risks of new, changing and competitive technologies and regulations in the United States and internationally; the risk that the Company may be unable to comply with financial operating covenants under the Company’s credit or lending agreements; the risk that the Company will be unable to pay, when due, amounts due under the Company’s credit or lending agreements; and other factors discussed under the heading “Risk Factors” contained in Item 1A of the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Statement regarding use of non-GAAP financial measures

In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached schedules.

Following is a description of the adjustments made to GAAP financial measures:

•	Acquisition – amortization of intangible assets: Represents recurring amortization charges resulting from the acquisition of intangible assets, including developed technology and database rights
•	Acquisition – integration related costs: Costs related to closing and integration of acquired companies
•	Equity compensation – non-cash equity-based compensation provided to Myriad employees
•	Deferred Tax impact of non-GAAP adjustments - Changes in effective tax rate based upon ASU 2016-09 and the deferred tax impact of non-deductible acquisition costs
•	Non-recurring legal expenses – one-time legal expenses tied to non-recurring events
•	Potential future consideration related to acquisitions - Non-cash expenses related to valuation adjustments of earn-out and milestone payments tied to recent acquisitions
•	COVID-19 costs - One time expenses associated with the COVID-19 global pandemic
•	Sale of entities – One time gain on disposition of German clinic pension
•	Settlement of Hereditary Cancer Qui Tam Complaint – Expenses tied to the one-time settlement of the Qui Tam Complaint against Myriad around hereditary cancer billing
•	Elevate initiatives - Expenses tied to Elevate 2020 program
•	Leadership transition – One time expenses related to the leadership transition
•	Impairment of Goodwill and Intangibles – One time impairment charges on intangible assets and goodwill tied to company acquisitions
•	Non-recurring valuation allowance expense – One time adjustment to deferred tax assets

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures
for the Three and Twelve months ended June 30, 2020
(Unaudited data in millions, except per share amount)
	Three Months Ended		Twelve Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Revenue	$93.2	$215.4	$638.6	$851.1
GAAP Cost of molecular diagnostic testing	32.2	41.6	157.5	168.2
GAAP Cost of pharmaceutical and clinical services	4.5	9.0	28.6	32.8
Acquisition - Integration related costs		—	—	(0.2)
Equity Compensation	(0.3)	(0.2)	(1.4)	(0.7)
Elevate initiatives	—	(0.4)	(0.2)	(4.2)
Non-GAAP COGS	$36.4	$50.0	$184.5	$195.9
Non-GAAP Gross Margin	60.9%	76.8%	71.1%	77.0%
GAAP R&D	$17.4	$20.9	$77.2	$85.9
Acquisition - amortization of intangible assets	—	(0.1)	—	(0.3)
Acquisition - Integration related costs	—	(0.1)	—	(0.8)
Equity compensation	(1.2)	(1.4)	(5.1)	(5.6)
Elevate initiatives	(0.1)	—	(1.2)	(2.2)
Non-GAAP R&D	$16.1	$19.3	$70.9	$77.0
GAAP Contingent Consideration	$—	$(0.3)	$(2.8)	$1.1
Potential future consideration related to acquisitions	—	0.3	2.8	(1.1)
Non-GAAP Contingent Consideration	$—	$—	$—	$—
GAAP Impairment of Goodwill and Intangibles	$—	$—	$99.7	$—
Impairment of goodwill and intangibles	—	—	(99.7)	—
Non-GAAP Impairment of Goodwill and Intangibles	$—	$—	$—	$—
GAAP SG&A	$107.4	$149.8	$510.1	$555.5
Acquisition - amortization of intangible assets	(15.2)	(15.1)	(60.7)	(58.7)
Acquisition - Integration related costs	—	(2.8)	(0.6)	(20.8)
Non-recurring legal expenses	(1.5)	—	(2.8)	—
COVID-19 costs	(0.8)	—	(0.8)	—
Leadership transition	(1.7)	—	(2.7)	—
Settlement of hereditary cancer Qui Tam complaint	—	(9.1)	—	(9.1)
Equity compensation	(0.4)	(7.1)	(18.7)	(27.1)
Elevate initiatives	(4.8)	(2.8)	(11.9)	(6.8)
Non-GAAP SG&A	$83.0	$112.9	$411.9	$433.0
GAAP Operating Income (Loss)	$(68.3)	$(5.6)	$(231.7)	$7.6
Acquisition - Integration related costs	—	2.9	0.6	21.8
Acquisition - amortization of intangible assets	15.2	15.2	60.7	59.0
Impairment of goodwill and intangibles	—	—	99.7	—
Non-recurring legal expenses	1.5	—	2.8	—
COVID-19 costs	0.8	—	0.8	—
Leadership transition	1.7	—	2.7	—
Equity compensation	1.9	8.7	25.2	33.4
Elevate initiatives	4.9	3.2	13.3	13.2
Settlement of hereditary cancer Qui Tam complaint	—	9.1	—	9.1
Potential future consideration related to acquisitions	—	(0.3)	(2.8)	1.1
Non-GAAP Operating Income (Loss)	$(42.3)	$33.2	$(28.7)	$145.2
Non-GAAP Operating Margin	-45%	15%	-4%	17%
GAAP Net Income (Loss) Attributable to Myriad Genetics, Inc. Stockholders	$(55.4)	$(4.2)	$(199.5)	$4.6
Acquisition - Integration related costs	—	2.9	0.6	21.8
Acquisition - amortization of intangible assets	15.2	15.2	60.7	59.0

Impairment of goodwill and intangibles	—	—	99.7	—
Non-recurring legal expenses	1.5	—	2.8	—
COVID-19 costs	0.8	—	0.8	—
Leadership transition	1.7	—	2.7	—
Equity compensation	1.9	8.7	25.2	33.4
Elevate initiatives	4.8	3.2	13.3	13.2
Potential future consideration related to acquisitions	—	(0.3)	(2.8)	1.1
Settlement of hereditary cancer Qui Tam complaint	—	9.1	—	9.1
Sale of entities	—	—	(1.0)	—
Deferred tax impact of non-GAAP adjustments	2.5	(0.6)	(3.4)	2.2
Non-recurring valuation allowance expense	6.5	—	6.5	—
Tax effect associated with non-GAAP adjustments	(2.9)	(3.3)	(11.8)	(17.5)
Non-GAAP Net Income (Loss)	$(23.4)	$30.7	$(6.2)	$126.9

GAAP diluted earnings (loss) per share	$(0.74)	$(0.06)	$(2.69)	$0.06
Non-GAAP diluted earnings (loss) per share	$(0.31)	$0.41	$(0.08)	$1.67

Diluted shares outstanding	74.6	74.8	74.3	76.0

Free Cash Flow Reconciliation
(Unaudited data in millions)
	Three Months Ended		Twelve Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019

GAAP cash flow from operations	$30.0	$31.5	$60.7	$83.7
Capital expenditures	(2.4)	(1.4)	(10.2)	(8.6)
Free cash flow	$27.6	$30.1	$50.5	$75.1
Elevate initiative costs	4.8	3.2	13.3	13.2
Non-recurring legal expenses	—	—	1.3	—
COVID-19 costs	0.8	—	0.8	—
Leadership transition	1.7	—	2.7	—
Cash paid for contingent consideration in operating cash flows	—	—	—	1.5
Acquisition - Integration related costs	—	2.9	0.6	21.8
Tax effect associated with non-GAAP adjustments	(2.0)	(1.7)	(5.2)	(10.2)
Non-GAAP Free cash flow	$32.9	$34.5	$64.0	$101.4